UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNL HOTELS & RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following are (1) a voting reminder letter and (2) please vote flyer to be mailed to stockholders of CNL Hotels & Resorts, Inc. beginning on March 9, 2007.
March 8, 2007
IMPORTANT SPECIAL MEETING OF STOCKHOLDERS
PLEASE ACT PROMPTLY TO VOTE YOUR SHARES
Dear Stockholder:
We previously sent you proxy materials for the Special Meeting of Stockholders of CNL Hotels & Resorts, Inc. (the “Company”) to be held on April 10, 2007.
We have not yet received your vote for the matters being considered at this important meeting. We are writing today to remind you to promptly vote your shares. Your vote is very important . Telephone and internet voting options are available as described in the enclosed materials.
At the special meeting, stockholders are being asked to approve the merger of MS Resort Acquisition LLC with and into CNL Hotels & Resorts, Inc., which we refer to as the Merger, pursuant to the Agreement and Plan of Merger, dated as of January 18, 2007, as amended on February 21, 2007, by and among CNL Hotels & Resorts, Inc., MS Resort Holdings LLC, certain subsidiaries of MS Resort Holdings LLC (including MS Resort Acquisition LLC) and Ashford Sapphire Acquisition LLC, which we refer to as the Merger Agreement, and the Asset Sales described in the proxy statement, dated February 22, 2007 (the “Proxy Statement”). If the Merger and the transactions contemplated by the Merger Agreement are completed, you, as a holder of our common shares, will be entitled to receive the aggregate amount of $20.50 in cash, without interest and less any applicable withholding taxes, in exchange for each of our common shares you own, as more fully described in the Proxy Statement.
Our board of directors recommends that you vote “FOR” the approval of the Sale Transaction, as defined in the Proxy Statement and “FOR” the proposal to adjourn the meeting, if necessary, to solicit additional proxies.
Please ensure that your shares are represented and voted at the meeting. You may vote today by telephone or internet as described on the enclosed duplicate proxy card. You also may vote by signing, dating and promptly returning the enclosed proxy card in the postage-paid return envelope provided. Your vote is very important, so please act at your first opportunity. If you have already voted your shares, no additional action is needed and you may disregard this letter.
We appreciate your participation and continued support.
Sincerely,

Greerson G. McMullen
Corporate Secretary
IMPORTANT

Prompt voting will save the Company additional solicitation costs. If you have any questions or need assistance, please call
D. F. King & Co., Inc., which is assisting the Company in the solicitation of proxies, toll-free, at 1-800-758-5880.

For your convenience, authorize your proxy by telephone or the Internet.
And most importantly...
Please Vote!
☑	Read the Enclosed Materials... Enclosed is the following information for the CNL Hotels & Resorts, Inc. Special Meeting of Stockholders:
•	Voting Reminder Letter

•	Proxy Card
☑	Authorize your proxy by Telephone...
For your convenience, you may authorize your proxy by telephone. Please refer to the proxy card for instructions and your control number.
...Or over the Internet
Open the web page: http://www.dfking.com/cnlhotels and follow the online instructions to authorize your proxy. Your control number is located on the proxy card.
...Or Complete the Proxy Card and Return by Mail
On the proxy card, cast your vote on the proposals, sign in black or blue ink, date and return it in the postage-paid envelope provided. Please note, all parties must sign (if jointly held, each person should sign the proxy card).

☑	For Assistance... If you have any questions or need assistance in completing your proxy card, please call our information agent, D.F. King & Co., Inc., toll free at (800)758-5880.

☑	Please Vote...
We encourage you to cast your vote promptly, so we can avoid additional costs soliciting your vote. If you authorized your proxy by telephone or the Internet, you DO NOT need to mail back the proxy card.

Thank You! We appreciate your participation and support. Again, please be sure to vote. Your vote is important!

CNL Center II at City Commons 420 South Orange Avenue Suite 700 Orlando, Florida 32801-3313